Exhibit 99.1

Proposed Acquisition by Cuentas, Inc. of Majority Stake in World Health Energy Holdings, Inc. Offers Opportunity for Expansion of WHEN Group’s Cybersecurity, AI and Telecom Technology Footprint

Acquisition Enables Integration of Synergistic Technologies and expansion of WHEN Group’s Product Offerings

BOCA RATON, FL, Oct. 19, 2023 (GLOBE NEWSWIRE) – World Health Energy Holdings, Inc. (OTC Pink: WHEN) (“WHEN Group”), a telecom and cybersecurity company with proprietary technologies developed to protect individuals and enterprises from cybersecurity threats, announced today that the majority shareholder of WHEN Group executed a binding letter of intent with Cuentas, Inc. (Nasdaq: CUEN & CUENW) (“Cuentas”), a developer of an alternative financial ecosystem to underbanked communities. The proposed share exchange transaction, pending Nasdaq and shareholder approval and other specified conditions, will result in WHEN Group becoming a majority owned subsidiary of Cuentas.

WHEN Group was founded by Israeli engineers and international professionals with deep backgrounds in cybersecurity and data threat remediation in both government and private sectors. From business and personal privacy to fin-tech security, WHEN Group has been developing solutions that utilize advanced pattern recognition and AI to create a security screening environment that can detect and defend against a range of threats and attacks on telecom, banking, and other communication infrastructure.

Following approval and closing of the transactions, Cuentas intends to integrate WHEN Group’s portfolio of cybersecurity solutions into the Cuentas Mobile Platform and will offer WHEN Group’s advanced solutions to Cuentas’ FinTech partners.

WHEN Group has recently moved into telecommunications platforms with its acquisition of CrossMobile, a licensed telecom (full core mobile virtual network operator) in Poland, joining a small group of licensed telecom operators in the EU. As Cuentas is in the mobile financial services area (amongst others), WHEN Group believes that there are significant synergies between the companies that can be realized.

Cuentas and WHEN Group have been collaborating to identify immediate opportunities to provide WHEN Group solutions not only to the CUENTAS mobile platform, but also to businesses and industries that Cuentas serves in the US and around the world. The companies plan on deploying WHEN Group’s proprietary software to protect families concerned with external cyber threats at home, enabling the monitoring of a child and his environmental behavioral patterns that will alert parents to potential tragedies caused by cyberbullying, pedophiles, other predators, and depression / state of mind.

In consideration for the principal shareholder of WHEN Group, UCG, Inc. (“UCG”), exchanging its 75% stake, Cuentas will issue to UCG such number of common shares of CUEN which will represent on the date of issuance 50% of Cuentas’ issued and outstanding capital (on a fully diluted basis).

Following the closing, WHEN Group will be a majority owned subsidiary of Cuentas indirectly held through UCG’s holdings in WHEN Group, and the Board of Directors of and executive management of WHEN Group intend develop a detailed and granular business plan and operating budget, including sources and uses of cash, to fund and grow WHEN Group’s operations and revenues, including the integration where practicable of the WHEN Group and Cuentas product.

Major Gen. (Ret.) Danny Yatom, President of WHEN Group and Former Director of Israeli Mossad, said, “We have been focused on developing a state-of-the-art technology platform that defends critical communications and financial infrastructure against attack and compromise. The proposed transaction puts WHEN Group on the world stage and will enable us to bring our innovations more rapidly to market.”

WHEN Group’s easy-to-use AI and machine learning driven platform is a holistic solution that integrates with any system and is fully customizable based on customer needs. Management believes the Company’s solutions address a broad segment of the fast-growing, multi-billion-dollar cybersecurity market.

Giora Rosensweig, CEO of WHEN Group, added, “This transaction will help solidify our foundation and advance our position as a major player in the new age of cybersecurity and AI, enabling us to address the previously unsolvable security problems in fintech. Together with Cuentas, we see the opportunity to expand more rapidly across multiple markets and industries as we bring our innovative solutions to major customers in the US and around the world. Ultimately, we believe this deal will provide a clear path for WHEN Group to uplist to a senior US exchange.”

Subject to the terms of the letter of intent, WHEN Group management, including Major Gen. (Ret) Danny Yatom, Giora Rosenzweig, and George Baumoehl, a WHEN Group director and part owner of UCG, will be joining the Cuentas Board of Directors and/or Executive Management. While the companies will initially continue to operate independently, management from both teams believe the synergies between the companies hold the potential to develop significant business relationships.

“I have known some of the players on the WHEN Group team for many years and have always believed that their solutions could become a standard in communications security for businesses and families”, said Cuentas Co-Founder and CEO Arik Maimon. “The world needs what WHEN Group is developing now more than ever, and we are prepared to assist in delivering their solutions to our expanding customer base.”

Both Cuentas and WHEN Group have taken a broad portfolio approach to their respective markets. Both management teams are aligned on the notion of building extended platforms and focusing on new technologies that connect vertical markets.

“Increasingly, people address the digital world through their mobile devices, and in many countries, the mobile phone is the only way they connect,” stated Michael De Prado, Co-founder and President of Cuentas. “We have seen what can happen when the digital world gets out of control, and we want to protect businesses and families who are increasingly at risk.”

According to Grand View Research, the global cybersecurity market was estimated at $202.72 billion (USD) in 2022 and is projected to grow at a compound annual growth rate (CAGR) of 12.3% from 2023 to 2030. The growing number of cyber-attacks owing to the proliferation of e-commerce platforms, the emergence of smart devices, and the deployment of the cloud are some of the key factors propelling the market growth. Increasing usage of devices equipped with the Internet of Things (IoT) and intelligent technologies is expected to increase the cases of cyber threats. As such, end-user organizations are anticipated to integrate advanced cyber security solutions to mitigate the cyber-attacks risk, supporting the market growth.2

2 https://www.grandviewresearch.com/industry-analysis/cyber-security-market

Cuentas’ Board of Directors has approved the transaction, and the companies expect to complete the transaction by year end of 2023. The closing is contingent on several factors, including without limitation, the approval of Nasdaq and the shareholders of Cuentas.

About World Health Energy Holdings, Inc.

World Health Energy Holdings, Inc. (d/b/a WHEN Group) is a holding company comprised of CrossMobile, SG 77, Inc./RNA Ltd, which develops and significantly improves existing cybersecurity solutions in the B2C and B2B marketplace. WHEN Group develops new systems by applying pattern recognition technology based on IOT / mobile / servers and computer activity, analyzing human and device behavior, relationships, and BPM (Business Process Management) to automatically identify and prevent potential danger to individuals and companies. The B2C Cybersecurity division targets families concerned with external cyber threats and exposures in addition to monitoring a child’s behavioral patterns that may alert parents to potential tragedies caused by cyberbullying, pedophiles, other predators, and depression. The B2B Cybersecurity system software development and implementation company is focused on innovative solutions for the constantly evolving cyber challenges of businesses, non-governmental organizations (NGOs) and governmental entities. By deploying a highly experienced development team, RNA Ltd. anticipates both internal and external cyber threats, by identifying behavioral patterns that flag potential cyber compromises.

Additional information is available at: https://www.whengroup.com/.

About Cuentas

Cuentas, Inc. (Nasdaq: CUEN & CUENW) is creating an alternative financial ecosystem for the growing global population who do not have access to traditional financial alternatives. The Company’s proprietary technologies help to integrate FinTech (Financial Technology), e-finance and e-commerce services into solutions that deliver next generation digital financial services to the unbanked, under-banked and underserved populations nationally in the USA. The Cuentas Platform integrates Cuentas Mobile, the Company’s Telecommunications solution, with its core financial services offerings to help entire communities enter the modern financial marketplace. Cuentas has launched its General Purpose Reloadable (GPR) Card, which includes a digital wallet, discounts for purchases at major physical and online retailers, rewards, and the ability to purchase digital content. In Q1 of 2023Cuentas launched Cuentas Casa, an alternative housing development initiative that secured a 10-year supply agreement for a patented, sustainable building system that will provide the bridge between its technology solutions and the affordable housing market. Cuentas has made investments to date in affordable housing projects for over 450 apartments.

Additional information is available at: https://cuentas.com and https://cuentasmobile.com

Forward-Looking Statements

This press release contains forward-looking statements which are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended. These forward-looking statements involve substantial uncertainties and risks and are based upon our current expectations, estimates, and projections, and reflect our beliefs and assumptions based upon information available to us at the date of this release. We caution readers that forward-looking statements are predictions based on our current expectations about future events. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that are difficult to predict. Our actual results, performance or achievements could differ materially from those expressed or implied by the forward-looking statements as a result of a number of factors, including, but not limited to, the current situation in Israel, our obtain the consents required to consummate the proposed transaction, our ability to integrate the operations of the acquired entities and manage the combined entity, our ability to raise the capital needed to realize our business plan and on commercially reasonable terms to realize this opportunity, the success of our business plan, market reception of our products, our ability to retain needed personnel and our ability to compete against companies with much larger resources as well as the risks and uncertainties discussed under the heading “RISK FACTORS” in our Annual Report on Form 10-K for the year ended December 31, 2022 filed on April 17, 2023, and in our other filings with the Securities and Exchange Commission. We undertake no obligation to revise or update any forward-looking statement for any reason.

Investor Relations:

Dave Gentry, CEO

RedChip Companies Inc.

407-491-4498

WHEN@redchip.com